Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 19, 2026, with respect to the financial statements included in the Annual Report of Neuraxis, Inc. on Form 10-K for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statements of Neuraxis, Inc. on Form S-8 (File No. 333-290774) and on Form S-3 (File No. 333-283798).

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
March 19, 2026